Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of October 1995
Distribution Date of November 15, 1995

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                $132,443,097.54
Beginning Pool Factor                       0.6159291

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,563,652.84
  Interest Collected                    $1,010,508.58

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $216,366.65
Total Additional Deposits                 $216,366.65

Repos/Chargeoffs                          $186,810.70
Aggregate Number of Notes Charged Off              14

Total Available Funds                   $6,744,078.64

Ending Pool Balance                   $126,739,083.43
Ending Pool Factor                          0.5894025

Servicing Fee                             $110,369.25

Repayment of Servicer Advances             $46,449.43

Reserve Account:
  Beginning Balance                     $8,648,718.68
  Target Percentage                              6.50%
  Target Balance                        $8,238,040.42
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                      $(410,678.26)
  Ending Balance                        $8,238,040.42

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             966,943.30      698
    31-60 days                             108,517.30      107
    60+ days                                 9,341.14        5

    Total                                1,084,801.74      699

  Balances:
    60+ days                                97,561.50        5

Memo Item - Reserve Account

  Prior Month                           $8,608,801.34
  + Invest. Income                          39,917.34
  - Transfer to Collect1ion Account              0.00
    Beginning Balance                   $8,648,718.68
</TA0BLE>

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of October 1995

                                    TOTAL          NOTES         CERTIFICATES
Original
 Pool Amount Dist.:             $215,029,773.64$207,503,000.00  $7,526,773.64
 Distribution Percentages                               96.50%          3.50%
 Coupon                                                 6.400%         6.625%

Beginning Pool Balance          $132,443,097.54
Ending Pool Balance             $126,739,083.43

Collected Principal               $5,517,203.41
Collected Interest                $1,010,508.58
Charge-Offs                         $186,810.70
Liquidation Proceeds/Recoveries     $216,366.65
Servicing                           $110,369.25
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $6,633,709.39

Beginning Balance               $132,039,372.65$127,417,263.04  $4,622,109.61
Interest Due                        $705,076.64    $679,558.74     $25,517.90
Interest Paid                       $705,076.64    $679,558.74     $25,517.90
Principal Due                     $5,704,014.11  $5,504,373.62    $199,640.49
Principal Paid                    $5,704,014.11  $5,504,373.62    $199,640.49

Ending Balance                  $126,335,358.54$121,912,889.42  $4,422,469.12
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.5875235029   0.5875650481

Total Distributions               $6,409,090.75  $6,183,932.36    $225,158.39

Interest Shortfall                        $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00

Excess Servicing                    $224,618.64

Beginning Reserve Account Balance $8,648,718.68
(Release)/Draw                     $(410,678.26)
Ending Reserve Account Balance    $8,238,040.42

Memo Item - Advances:
 Servicer Advances - Current Month  $(46,449.43)
 Total Outstanding Servicer Advances$1,930,144.30

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of October 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2               1
                            Jun 1995       Jul 1995       Aug 1995        Sep 1995        Oct 1995
Beg. Pool Balance        $154,739,207.61$148,854,565.73$143,039,156.10$138,462,514.30$132,443,097.54


A) Loss Trigger:
Principal of Contracts
  Charged off                $171,487.42    $252,456.52     $73,921.19     $87,273.86    $186,810.70
Recoveries                   $201,635.18    $178,066.34    $258,269.40    $107,998.09    $216,366.65

Total Charged off
  (Months 5,4,3)             $497,865.13
Total Recoveries
  (Months 3,2,1)              582,634.14
Net Loss/(Recoveries)
  for 3 Mos.                 $(84,769.01)(a)

Total Balance
  (Months 5,4,3)         $446,632,929.44 (b)

Loss Ratio [(a/b)(12)]          (0.2278)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                                $719,013.35    $544,861.75     $97,561.50
  As % of Beginning
    Pool Balance                                              0.50267%       0.39351%       0.07366%
  Three Month Average                                         0.36756%       0.38472%       0.32328%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer